DELOITTE &
  TOUCHE LLP
______________  _____________________________________________________
        [LOGO]  3900 US Bancorp Tower        Telephone: (503)222-1341
                111 SW Fifth Avenue          Facsimile: (503)224-2172
                Portland, Oregon  97204-3698

                                                          EXHIBIT 23


INDEPENDENT AUDITOR'S CONSENT


Pacific Telecom, Inc.:

We consent to the incorporation by reference in Registration Statement No. 333-00191 on Form S-3 of our report dated January 27, 1997, appearing in this Annual Report on Form 10-K of Pacific Telecom, Inc. for the year ended December 31, 1996.





DELOITTE & TOUCHE LLP

Portland, Oregon
March 19, 1997






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Deloitte Touche
Tohmatsu
International
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